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                        AMERICAN TECHNICAL CERAMICS CORP.
                            2000 INCENTIVE STOCK PLAN

         1. Purpose. The purpose of the American Technical Ceramics Corp. 2000 Incentive Stock Plan (this "Plan") is to provide a means whereby selected employees, officers, directors, agents, consultants and independent contractors of American Technical Ceramics Corp. (the "Company"), or of any parent or subsidiary thereof (as defined below and referred to hereinafter as "Related Corporations"), may be granted stock options and/or stock awards in order to attract and retain the services or advice of such employees, officers, directors, agents, consultants and independent contractors and to provide added incentive to them by encouraging stock ownership in the Company.

         As used herein, when referring to a subsidiary corporation or other entity, the term "Related Corporation" shall mean any corporation (other than the Company) or other entity in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option or stock award, another corporation or entity in such chain (including the Company) owns 50% or more of the total combined voting power of all of such corporation's or entity's classes of stock or other interests. When referring to a parent corporation or other entity, the term "Related Corporation" shall mean any corporation or other entity in an unbroken chain of corporations or other entities ending with the Company if, at the time of the granting of the option or stock award, each of the corporations or other entities other than the Company owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or other entities in such chain.

         2. Stock Subject to This Plan. The stock subject to this Plan shall be the Company's common stock, par value $.01 per share (the "Common Stock"), presently authorized but unissued or held in the Company's Treasury or subsequently acquired by the Company. Subject to adjustment as provided in
Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan or as stock awards shall not exceed 600,000 shares as such Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan shall expire, be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options or stock awards which may be granted in exchange for such surrendered, canceled or terminated options. If any stock award granted under this Plan shall be forfeited because such stock award had not vested prior to a holder's termination of his or her employment, or for any other reason, the forfeited shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options or stock awards.

         3. Administration.

                  3.1. Plan Administration. This Plan shall be administered by the Board of Directors of the Company (the "Board"), except to the extent the Board delegates its authority to a committee of the Board to administer this Plan. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

                  3.2. Authority. Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options and stock awards to be granted under this Plan, including selection of the individuals to be granted options and/or stock awards, the number of shares to be subject to each option or stock award, the exercise price of each option, the consideration, if any, to be paid in respect of each stock award, and all other terms and conditions of options and stock awards, including the designation of options as incentive stock options or nonqualified stock options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option or stock award issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretations and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

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                  3.3. Meetings; Action. The Plan Administrator may hold
meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

                  3.4. Section 16(b) Compliance and Bifurcation of Plan.

                       3.4.1. It is the intention of the Company that this Plan comply in all respects with Section 16(b) and Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), to the extent applicable, and, if any Plan provision is later found not to be in compliance with such Section or Rule, as the case may be, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of
Section 16(b) and Rule 16b-3 under the Exchange Act. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are officers and directors or other persons subject to
Section 16(b) of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants.

                       3.4.2. For so long as the Company's common stock subject to this Plan is registered under Section 12 of the Exchange Act, no option or stock award shall be granted to a director or officer (subject to Section 16 of the Exchange Act) of the Company by the Board unless (i) approved in advance by the Board or the Plan Administrator in accordance with the provisions of Rule 16b-3(d)(1) under the Exchange Act (where the Plan Administrator, if not the entire Board, is a committee of the Board composed solely of two or more non-employee directors who satisfy the requirements of Rule 16b-3(b)(3) under the Exchange Act), (ii) approved in advance, or subsequently ratified, by the stockholders in accordance with the provisions of Rule 16b-3(d)(2) under the Exchange Act, or (iii) absent approval as provided in clause (i) or (ii) above, no officer or director of the Company may sell shares received upon the exercise of an option or as a stock award during the six month period immediately following the grant of such option or stock award.

         4. Eligibility. An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any Related Corporation. A nonqualified stock option and a stock award may be granted to any director, employee, officer, agent, consultant or independent contractor of the Company or any Related Corporation, whether an individual or an entity. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee". Any party to whom a stock award is granted under this Plan shall be referred to hereinafter as an "Awardee".

         5. Options.

                  5.1. Terms and Conditions of Options. Options granted under this Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-qualified stock options. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan (each such agreement being referred to hereinafter as an "Option Agreement").

                  5.2. Number of Shares; Exercise and Price.

                       5.2.1. The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that, in the case of an incentive stock option, the exercise price shall not be less than the Fair Market Value (as defined in Section 5.2(b)) per share of the Common Stock at the time the option is granted, and except that, with respect to incentive stock options granted to 10% Stockholders (as defined in Section 5.4(a)), the exercise price shall be as required by Section 5.4. In the case of a nonqualified stock option, the exercise price shall not be less than the par value per share of the Common Stock.

                       5.2.2. For purposes of this Plan, the "Fair Market Value" per share of the Common Stock shall mean the last reported sales price, regular way, of the Common Stock on the date of the grant of the


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option or stock award or on the date of the exercise of an option or date of vesting of a stock award, as the case may be (or, if no sale takes place on any such day, the closing bid price of the Common Stock on such day), on the principal securities exchange or stock market (including the National Association of Securities Dealers, Inc. (the "NASD's") National Market System or Small Cap Market) on which the Common Stock is admitted or listed for trading, or, if the Common Stock is not listed on any such exchange or stock market on any such day, the highest reported bid price for the Common Stock as furnished by the NASD through NASDAQ, or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not listed for trading on an exchange or stock market and is not quoted on NASDAQ or any similar organization on any such day, the fair value of a share of Common Stock on such day as determined by the Plan Administrator in good faith.

                  5.3. Term and Maturity. Subject to the restrictions contained in Section 5.4 with respect to granting incentive stock options to 10% Stockholders (as defined in Section 5.4(a)), the term of each incentive stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted. In no event shall the term of any incentive stock option exceed 10 years. The term of each nonqualified stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted. The Plan Administrator may establish a vesting schedule with respect to any option granted hereunder setting forth the time or times at which portions of such option shall become exercisable.

                  5.4. Exercise Price and Term of Incentive Stock Options.

                       5.4.1. If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation (each a "10% Stockholder"), the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the Fair Market Value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an Option Agreement or any other document. The term and exercise price limitations of this provision shall be amended to conform to any change required or permitted by a change in the Code or by a ruling or pronouncement of the Internal Revenue Service.

                       5.4.2. For purposes of this Section 5.4, stock owned by an employee shall include all stock owned by him which is actually issued and outstanding immediately before the grant of the incentive stock option to the employee. In determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an option or warrant to purchase stock of the Company, the stock subject to that option or warrant shall not be counted in determining stock ownership until exercised (and then shall be counted only with respect to the number of shares as to which such option or warrant is exercised).

                  5.5. Exercise. Subject to any vesting schedule described in
Section 5.3 above, each option may be exercised in whole or in part; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of an option hereunder and that only whole shares will be issued pursuant to the exercise of any option. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

                  5.6. Payment of Exercise Price.

                       5.6.1. Payment of the option exercise price for the Common Stock being purchased shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check).

                       5.6.2. The Plan Administrator can determine, at the time the option is granted for incentive stock options, or at any time before exercise for nonqualified stock options, that additional forms of

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payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

                                    5.6.2.1. delivery of a properly executed
     exercise notice, together with delivery of shares of stock of the Company held by an Optionee having a Fair Market Value on the date of exercise equal to the option exercise price; provided, however, that payment in stock held by an Optionee subject to Section 16(b) of the Exchange Act shall not be made unless the stock shall have been owned by the Optionee for a period of at least six months;

                                    5.6.2.2. delivery of a properly executed
     exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; provided, that the Plan Administrator, in its sole discretion, may at any time determine that this subparagraph (b)(ii), to the extent the instructions to the broker call for an immediate sale of the shares, shall not be applicable to any Optionee who is subject to Section 16(b) of the Exchange Act, or is not an employee at the time of exercise; or

                                    5.6.2.3. delivery of a properly executed
     exercise notice, together with instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a Fair Market Value on the date of exercise equal to the option exercise price.

                  5.7. Assignability and Transferability of Option. Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (i) by will or by the applicable laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or
(iii) as otherwise determined by the Plan Administrator and set forth in the applicable Option Agreement. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan, or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void. The designation by an Optionee of a beneficiary does not, in and of itself, constitute an impermissible transfer under this Section 5.7.

                  5.8. Termination of Relationship or Death of Optionee.

                       5.8.1. No option shall be exercisable after termination of employment with the Company or a Related Corporation unless such termination of employment occurs by reason of retirement with the consent of the Company or death. In the event of the retirement of an Optionee with the consent of the Company, the options or unexercised portions thereof which were otherwise exercisable on the date of retirement shall expire unless exercised within a period of three months after the date of retirement. In the event of the death of an Optionee while an employee of the Company or a Related Corporation or in the event of the death of the Optionee within the three month period following termination of employment by reason of retirement with the consent of the Company, the options which were otherwise exercisable on the date of termination of employment shall be exercisable by his or her personal representatives, heirs, or legatees at any time prior to the expiration of one year from the date of his or her death. In no event, however, shall an option be exercisable after ten years from the date it is granted. In the event that an Optionee ceases to be an employee of the Company or a Related Corporation for any reason, including death or retirement, prior to the lapse of any applicable vesting period, his or her option shall terminate and be null and void. The Plan Administrator may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of employment with the Company for any reason, upon such terms and conditions as the Plan Administrator determines to be appropriate.

                       5.8.2. For purposes of Section 5.8(a), a transfer of relationship between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any of its Related Corporations. For purposes of Section 5.8(a), with respect to incentive stock


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options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

                  5.9. Status of Stockholder. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

                  5.10. Modification and Amendment of Option. Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

                  5.11. Limitation on Value for Incentive Stock Options. As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate Fair Market Value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a Related Corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Code is amended or if the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations, changing or eliminating such annual limit, in which case the limitation shall be that provided by the Code or the Internal Revenue Service, as the case may be.

         6. Stock Awards.

                  6.1. Terms and Conditions of Stock Awards. Stock awards granted under this Plan shall be evidenced by written instruments or agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan (each such instrument or agreement being referred to hereinafter as an "Award Agreement"). The Plan Administrator may issue or transfer the shares covered by such award to the Awardee at the time the stock award is granted, or at any time subsequent thereto, or in installments from time to time, as the Plan Administrator shall determine. Such awards may be granted either alone, in addition to, or in tandem with any other type of award granted under this Plan. The Plan Administrator, in its discretion, may make such awards either with or without consideration and noncontingent or contingent upon attainment of certain performance objectives to be achieved during a period of time, or upon continued service with the Company. The measure of whether and to what degree such objectives have been attained and the resulting awards will be determined by the Plan Adminsistrator.

                  6.2. Payment for Stock Awards. Payment of the consideration, if any, for any stock award shall be made in such forms (including, without limitation, cash, check, promissory notes and, subject to applicable laws and regulations, securities of the Company) and at such times as the Plan Administrator shall determine.

                  6.3. Restrictions on Transfer. A stock award and the shares of Common Stock issuable pursuant thereto shall be subject to such restrictions on sale or other disposition as the Plan Administrator shall determine and as shall exist under applicable law.

                  6.4. Status of Stockholder. Upon the issuance of shares pursuant to a stock award and the fulfillment of the vesting requirements and other requirements of the stock award, if any, the Awardee shall, with


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respect to such shares, be and become a stockholder of the Corporation fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the stock award. Unless the Plan Administrator shall determine otherwise, neither the Awardee nor any party to which the Awardee's rights and privileges under the award may pass shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the shares issuable upon the vesting of and/or payment for any award granted under this Plan unless and until such award has so vested and/or payment for such award has been made in full.

                  6.5. Modification and Amendment of Stock Award. The Plan Administrator may modify or amend outstanding stock awards granted under this Plan. The modification or amendment of an outstanding stock award shall not, without the consent of the Awardee, impair or diminish any of his or her rights or any of the obligations of the Company under such award.

                  6.6. Payment of Dividends. The Plan Administrator may choose, at the time of the grant of the stock award or any time thereafter, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms as the Plan Administrator may establish. All dividends or dividend equivalents which are not paid currently may, at the Plan Administrator's discretion, accrue interest and be paid to an Awardee at a later date.

         7. Adjustments.

                  7.1. Changes in Capitalization. The aggregate number and class of shares for which options and stock awards may be granted under this Plan, the number and class of shares covered by each outstanding option and stock award, and the exercise price per share for each option or purchase price per share, if any, for each stock award (but not the total price), shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend in order to prevent dilution or enlargement of the rights of the Optionees and Awardees.

                  7.2. Merger, Consolidation, Reorganization or Liquidation.

                       7.2.1 Acceleration of Options and Awards.

                                    (a) Except as provided in Section 7.2.1 (b),
7.2.2 or 7.2.3, in the event of a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, (i) any option granted hereunder shall terminate upon consummation of such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation but the Optionee shall have the right within a specified number of days after notice to the Optionee to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in his or her Option Agreement have been satisfied; and (ii) the vesting requirements and other contingent provisions of any stock award shall terminate immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation and, subject to compliance with any other provisions of the stock award (including, without limitation, any payment provisions), the Awardee shall be deemed to be the owner of the full number of shares of Common Stock subject to his or her stock award.

                                    (b) The Plan Administrator, in its sole
discretion, may determine that, upon the occurrence of a transaction described in the Section 7.2.1 (a) each option or award outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such option or award, an amount equal to the excess of the Fair Market Value of such shares immediately prior to the occurrence of such transaction over the exercise price per share of such option or purchase price per share of such award (if any); such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Plan Administrator, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to an option or an award granted within six (6) months before the occurrence of a transaction described above if the holder of such option or award is subject to the reporting requirements of Section 16(a) of the Exchange Act.

                       7.2.2 Conversion of Options and Awards for Exchange Stock. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), the Company and the corporation issuing the Exchange Stock may determine, in their sole discretion, in lieu of the treatment afforded by
Section 7.2.1, that all options and stock awards granted hereunder shall be converted into options to purchase or awards of shares of Exchange Stock, as the case may be. The number of shares of Exchange Stock subject to an option or stock award and the exercise price or purchase price (if any) per share, as the case may be, shall be determined in the same manner as used for determining the number of shares of Exchange Stock the holders of Common Stock will receive in such merger, consolidation, acquisition of property or stock, separation or reorganization.

                       7.2.3 Termination of Merger, Consolidation,
Reorganization or Liquidation. If any merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation referred to in this
Section 7 is cancelled or otherwise terminated prior to the consummation thereof, the terms of any option or award then outstanding (including, without limitation, any terms relating to vesting and other contingencies) shall be reinstated to its prior form.

                  7.3. Fractional Shares. In the event of any adjustment in the number of shares covered by an option or stock award, any fractional shares resulting from such adjustment shall be disregarded and each such option or stock award shall cover only the number of full shares resulting from such adjustment.

                  7.4. Determination of Board to Be Final. All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive on all parties.

         8. Securities Regulation.

                  8.1. Compliance with Laws and Regulations. Shares shall not be issued with respect to an option or a stock award granted under this Plan unless such issuance shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933 (the "Securities Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. If (i) the Company is unable to obtain, from a regulatory body having requisite jurisdiction, the authority its counsel deems necessary to lawfully issue and sell any shares hereunder, or (ii) no exemption under the Securities Act or other applicable law from registration for the issuance and sale of any shares hereunder is available, then the Company shall not be liable in any respect for the nonissuance or sale of shares as to which it was unable to obtain the necessary authority or exemption.

                  8.2. Investment Intent; Stock Legends. As a condition to any exercise, purchase, issuance or delivery of shares pursuant to an option or stock award granted hereunder, the Company may require the Optionee or the Awardee, as the case may be, to represent and warrant at the time of any such exercise, issuance or purchase that the shares will be held only for investment and without any present intention to sell or distribute such shares. At the option of the Company, a stop transfer order with respect to any such shares may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Company may also require such other action or agreement by any Optionee or Awardee as it may from time to time deem to be necessary or advisable. THE COMPANY SHALL


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NOT BE OBLIGATED, BY REASON OF THIS PROVISION OR OTHERWISE, TO UNDERTAKE
REGISTRATION OF ANY OPTIONS OR ANY SECURITIES ISSUABLE UPON EXERCISE THEREOF OR OF ANY STOCK AWARDS OR ANY SECURITIES ISSUABLE IN CONNECTION THEREWITH.

                  8.3. Listing. Should any of the Company's capital stock of the same class as the stock subject to options or stock awards granted hereunder be listed on a national securities exchange, all stock issued hereunder if not previously listed on such exchange shall be authorized by that exchange for listing thereon prior to the issuance thereof.

         9. Withholding Taxes. The Company or any Related Corporation shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee or Awardee, as the case may be, receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold the distribution to the Optionee or Awardee, as the case may be, of such shares in whole or in part until the Company is so reimbursed. In lieu thereof, but subject to applicable law, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee, or Awardee, as the case may be, an amount equal to such taxes or retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares held by any person who at the time of exercise is subject to Section 16(b) of the Exchange Act, shall be made either six months prior to the date the option exercise becomes taxable or at such other times as the Company may determine as necessary to comply with Section 16(b) of the Exchange Act.

         10. Amendment and Termination.

                  10.1. Board Action. The Board may at any time suspend, amend or terminate this Plan, provided that, except as set forth in Section 7, the approval of the holders of a majority of the Company's outstanding shares of voting capital stock shall be necessary for the adoption by the Board of any amendment which will:

                        10.1.1. increase the number of shares which are to be reserved for the issuance upon exercise of options or grant of stock awards under this Plan;

                        10.1.2. permit the granting of stock options or stock awards to a class of persons other than those presently permitted to receive stock options or stock awards under this Plan; or

                        10.1.3. require stockholder approval under applicable law.

                  10.2. Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten years from the date on which this Plan is adopted by the Board. No option or stock award may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the relevant Optionee or Awardee, as the case may be, alter or impair any rights or obligations under any option or stock award theretofore granted under this Plan.

         11. Continuation of Employment. Nothing in this Plan or in any option or stock award granted pursuant to this Plan shall confer upon any Optionee or Awardee any right to continue in the employ of the Company or of a Related Corporation, or to interfere in any way with the right of the Company or of any such Related Corporation to terminate his or her employment or other relationship with the Company at any time.

         12. Effectiveness Of This Plan. This Plan shall become effective upon adoption by the Board so long as it is approved by the holders of a majority of the Company's outstanding shares of voting capital stock at any time within 12 months after the adoption of this Plan.

          Adopted by the Board of Directors on April 11, 2000 and approved by the stockholders on ________________.